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                                                                EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 21, 1997, on our audits of the consolidated balance sheets of Beacon Properties, L.P. (the "Operating Partnership") as of December 31, 1996 and 1995 and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, and the combined results of operations and cash flows of The Beacon Group, predecessor to the Operating Partnership, for the period January 1, 1994 to May 25, 1994.

We also consent to the inclusion of our report dated May 29, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996.

We also consent to the references to our Firm under the caption "Experts".




                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
November 13, 1997